SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549
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                                    FORM 8-K

                Current Report Pursuant to Section 13 or 15(d) of

                       The Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): November 10, 1997


                         STAR MULTI CARE SERVICES, INC.
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               (Exact Name of Registrant as Specified in Charter)


          NEW YORK                      1-10751                    11-1975534
(State or Other Jurisdiction          (Commission               (IRS Employer
      of Incorporation)                 File No.)            Identification No.)



99 Railroad Station Plaza, Hicksville, New York                     11801
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(Address of Principal Executive Offices)                         (Zip Code)


        Registrant's telephone number, including area code (516) 938-2016


                                 Not Applicable
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          (Former Name or Former Address, if Changed Since Last Report)



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ITEM 5.  OTHER EVENTS.

           On November 10, 1997, management at the Medicare-certified home health agency operated by Star Multi Care Services of Florida, Inc. d/b/a American Health Care Services ("American") was restructured. The restructuring resulted in the termination of 14 employees, including the Administrator and Director of Professional Services. Key management personnel were hired contemporaneously with the terminations of previous managers. The Company's management had previously directed an internal compliance review for the American facility. After review of the resulting management report, the Company determined that the operational objectives of the Company could be better achieved with a change in personnel and a change in management structure. The Company's management expects that the management changes at American will produce favorable results in the operations of American's home health agency in 1998.

           The Company was advised by its counsel on December 3, 1997 that the Medicaid audit previously reported pending in New York may be expanded in that the Company is a target of a criminal investigation in connection with such audit.





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                                   SIGNATURES

           Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATED: December 12, 1997                     STAR MULTI CARE SERVICES, INC.


                                             By: /s/ Stephen Sternbach
                                                 -------------------------
                                                   Stephen Sternbach
                                                   President and Chief Executive
                                                   Officer




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